EXHIBIT 23.4

Consent of Auditors


To the Stockholders and Board of Directors of Public Service Company of Oklahoma:

          As independent public accountants, we hereby consent to the incorporation of our reports dated February 28, 1997, included in, and incorporated by reference in this Form 10-K, into Public Service Company of Oklahoma's previously filed registration statement on Form S-3 (File No. 333-00973 and 333-21153).



Arthur Andersen LLP



Dallas, Texas
March 10, 1997